Ex. 5.1

July 30, 2012

MGT Capital Investments, Inc.

500 Mamaroneck Avenue

Suite 204

Harrison, NY 10528

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

1.  We have acted as counsel to MGT Capital Investments, Inc. a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “ Registration Statement ”) filed by the Company with the Securities and Exchange Commission (the “ Commission ”) under the Securities Act of 1933, as amended (the “ Act ”). The Registration Statement relates to the issuance and sale from time to time pursuant to Rule 415 promulgated under the Act of up to $10,000,000 amount of (i) shares of common stock, par value $0.001 per share, of the Company (the “ Common Stock ”), (ii) shares of one or more series of preferred stock, par value $0.001 per share, of the Company (the “ Preferred Stock ”), (iii) one or more debt securities of the Company (the Debt Securities ”), (iv) warrants to purchase Common Stock or Preferred Stock (the “ Warrants ”), (v) rights to purchase Common Stock, Preferred Stock or Debt Securities (the “ Rights ”), and (v) units comprised of one or more of shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants and Rights (the “ Units ” and, collectively with the Common Stock, Preferred Stock, Debt Securities, Warrants, and Rights, the “ Primary Securities ”) by the Company,  and the sale from time to time pursuant to Rule 415 of up to 2,856,667 shares of the Company’s common stock, par value $0.001 per share, by certain security holders of the Company (the “ Secondary Shares ”).

2.  In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith; (ii) the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”); (iii) the Bylaws of the Company, as amended and (iv) originals or copies certified or otherwise identified to our satisfaction of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, and have considered such matters of law and fact, in each case as we have deemed appropriate to render the opinions contained herein. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company without investigation or analysis of any underlying data contained therein.

3.  For the purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is a copy conforms to an authentic original; and (iii) all signatures (other than signatures on behalf of the Company) on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

4.  Our examination of law relevant to the matters covered by this opinion is limited to the General Corporation Laws of the State of Delaware and the United States federal securities laws, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.   We are not members of the Bar of the State of Delaware and have not obtained any opinions of local counsel. Insofar as the opinions expressed herein relate to matters of the United States federal securities laws or regulations or matters of Delaware General Corporation Law, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

5.  Based on and subject to numbered paragraphs 2, 3 and 4, and assuming that (i) the Registration Statement will be effective and will comply with all applicable laws at the time the Primary Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Primary Securities offered thereby and will comply with all applicable laws; (iii) all Primary Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Company shall not have rescinded or otherwise modified any authorization of any such issuance of Primary Securities; (v) the Company shall remain at all times a corporation incorporated under the laws of the State of Delaware; (vi) the Company shall have reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock as is necessary to provide for the issuance of the Primary Securities directly pursuant to the Registration Statement; and (vii) the additional qualifications and other matters set forth below, it is our opinion that:

(1)        With respect to shares of Common Stock offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof and related matters, and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than the par value thereof or such other consideration determined by the Company’s Board of Directors and permitted under the Delaware General Corporation Law and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company or (ii) upon exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than the par value thereof or such other consideration determined by the Company’s Board of Directors and permitted under the Delaware General Corporation Law), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

(2)        With respect to shares of one or more series of Preferred Stock offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof and related matters, including the adoption of an appropriate amendment to the Company’s Certificate of Incorporation relating to such series of Preferred Stock which has been properly filed with the Secretary of State of the State of Delaware, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than the par value thereof or such other consideration determined by the Company’s Board of Directors and permitted under the Delaware General Corporation Law and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company or (ii) upon conversion, exchange, redemption or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than the par value thereof or such other consideration determined by the Company’s Board of Directors and permitted under Chapter the Delaware General Corporation Law), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

(3)        With respect to Debt Securities offered under the Registration Statement, when (a) an applicable Indenture, if any, or any necessary amendment or supplement thereto or other agreement in respect thereof, if any, has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (b) any applicable Indenture, if required, has been duly qualified under the Trust Indenture Act of 1939, as amended, if qualification is required thereunder, (c) the specific terms and the issuance and sale of any particular Debt Security have been duly established in accordance with the applicable Indenture, if any, or any necessary amendment thereto or other agreement in respect thereof, if any, and authorized by all necessary action of the Company, and (d) any such Debt Security has been duly executed, issued, authenticated (if required) and delivered by or on behalf of the Company as contemplated by the Registration Statement and/or the applicable prospectus supplement either (i) against payment therefor in accordance with the provisions of the applicable Indenture and/or any other agreement or instrument binding upon the Company and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement or (ii) upon conversion, exchange, redemption or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(4)        With respect to Warrants offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) a warrant agreement in respect thereof (a “Warrant Agreement ”) has been duly authorized, executed and delivered by the Company in accordance with applicable law and (c) the Warrants have been duly executed and delivered against payment therefor in accordance with the provisions of the Warrant Agreement and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(5)        With respect to the Rights offered under the Registration Statement, assuming that the Rights are issued pursuant to one or more rights agreements (each, a “Right Agreement”) to be entered into between the Company and one or more banks, trust companies or other financial institutions as identified in the applicable Rights Agreement, and the holders from time to time of the Rights, and assuming that the issuance and terms of any Rights and the terms of the offering thereof have been duly authorized, when (a) the Rights Agreement or Rights Agreements relating to such Rights have been duly authorized, executed and delivered by the Company and the rights agent appointed by the Company and (b) such Rights or certificates representing such Rights have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, and in accordance with any underwriting agreement, purchase or similar agreement, such Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(6)        With respect to Units offered under the Registration Statement, assuming that (a) any Debt Securities that form a part of such Units constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, as contemplated in numbered paragraph 3 above, (b) any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 4 above, and (c) any shares of Common Stock or Preferred Stock that form a part of such Units are validly issued, fully paid and nonassessable, as contemplated in numbered paragraphs 1 and 2 above, respectively, when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units (including the Securities which comprise such Units), the terms of the offering thereof and related matters, (ii) any applicable unit agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law (a “Unit Agreement”), and (iii) the Units or certificates representing the Units, as the case may be, have been delivered against payment therefor in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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6.  Based on and subject to numbered paragraphs 2, 3 and 4, it is our opinion that with respect to the Secondary Shares that are offered pursuant to the Registration Statement, such Secondary Shares are validly issued, fully paid and nonassessable.  With respect to the shares of common stock issuable upon the exercise of warrants, or upon conversion of a note, upon exercise and payment of the exercise price of the warrants or conversion and payment of the conversion price, as the case may be, and in accordance with the terms thereof, such Secondary shares will be validly issued, fully paid and non-assessable.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Counsel” in the Prospectus forming a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours truly,
/s/ Gersten Savage LLP
Gersten Savage LLP